UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2007 (November 13, 2007)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-3.1
Ex-3.2
Ex-99.1
Ex-99.2

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 13, 2007, Bob Evans Farms, Inc. (the “Company”) announced the appointment of Tim Pulido as President of Mimi’s Café, a wholly-owned subsidiary of the Company. The appointment of Mr. Pulido becomes effective December 3, 2007. Mr. Pulido, age 52, comes to Mimi’s Café from Shakey’s USA, a California-based pizza chain, where he has served as chief executive officer since 2006. Prior to that, from 2003 to 2005, he was president and chief operating officer at Pick Up Stix, a quick-casual Asian concept with 100 restaurants. From 2000 to 2003, he served as global new concept development officer at McDonald’s Corporation. He also served for 19 years at PepsiCo in the PepsiCo Restaurants International Division, as chief marketing officer at Pizza Hut USA and in sales and marketing management roles at Frito Lay International. A copy of the news release announcing Mr. Pulido’s appointment is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
     The Company entered into a change in control agreement with Mr. Pulido on November 16, 2007, although the agreement is not effective until December 3, 2007. Mr. Pulido’s change in control agreement is substantially the same as the change in control agreements the Company has entered into with its other executive officers. A description of the material terms of the Company’s change in control agreements was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 31, 2007. A copy of the form of change in control agreement is filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2007.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 15, 2007, the Board of Directors of the Company adopted amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”). The adoption of the amendments to the By-Laws did not require stockholder approval and the amendments were effective upon approval by the Board of Directors. Specifically, the Board amended Article VI, Sections 6.01, 6.02 and 6.05 to expressly permit the issuance of uncertificated shares of stock and to facilitate the transfer of uncertificated shares.
     The Company is listed on The NASDAQ Stock Market LLC, which requires that all listed securities be eligible to participate in a direct registration system on or after January 1, 2008. The amendments specifically allow the Company to issue, record and transfer shares without the issuance of a physical certificate, making the Company eligible to participate in a direct registration system.
     The full text of the By-Laws, including the amendments, and the sections of the By-Laws that were amended, marked to show changes, are attached as Exhibits 3.1 and 3.2 hereto, and are incorporated by reference herein. The summary of the amendments above is qualified in its entirety by reference to the full text of the By-Laws, as amended.
Item 7.01 Regulation FD Disclosure
     On November 15, 2007, the Company’s Board of Directors declared a quarterly dividend of 14 cents ($0.14) per share on the Company’s outstanding common stock ($.01 par value). The dividend is payable December 17, 2007, to stockholders of record at the close of business on November 26, 2007. A copy of the news release announcing the declaration of the dividend is attached as Exhibit 99.2 hereto and is incorporated herein by reference.
Item 8.01 Other Events.
     On November 15, 2007, the Company issued a news release announcing that its Board of Directors has authorized the repurchase of an additional 2 million shares under the Company’s current stock repurchase program. The program, originally announced in May 2007, now covers the repurchase of up to 5 million shares of Company common stock during fiscal 2008, which ends April 25, 2008. As of November 15, 2007, the Company has repurchased approximately 2 million shares under the repurchase program. The shares may be purchased from time to time on the open market or through privately negotiated transactions, depending on market conditions. A copy of the news release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(a) — (c).	Not applicable.

(d).	Exhibits.

3.1	Amended and Restated By-Laws of Bob Evans Farms, Inc., as amended November 15, 2007

3.2	Sections of the Amended and Restated By-Laws of Bob Evans Farms, Inc. that were amended on November 15, 2007 – Marked to Show Changes

99.1	News Release of Bob Evans Farms, Inc. dated November 13, 2007

99.2	News Release of Bob Evans Farms, Inc. dated November 15, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: November 19, 2007	By:	/s/ Donald J. Radkoski
Donald J. Radkoski
Chief Financial Officer, Treasurer and Assistant Secretary